Exhibit 99.1

0 NEW YORK CITY REIT NYSE Listing Investor Presentation 123 William Street - New York, NY

1 Listing Details On or about August 18 th , 2020 Anticipated Listing Date NYSE: NYC Exchange: Symbol Anticipated quarterly common stock dividend of $0.10 per share (3) Dividend 25% of NYC’s common stock will be listed and freely tradable upon listing • Every 120 days, an additional 25% of shares will become listed and freely tradable • In 360 days, all shares will be listed and freely tradable Phased Liquidity Prior to listing, NYC will complete a 2.43 - to - 1 reverse stock split (5) Stock Split NYC’s Board of Directors authorized the consideration of a share repurchase program of up to $100 million of common stock over a long - term period following the listing (4) Share Repurchase Listing Overview x NYC will be the leading “pure - play” publicly traded REIT focused on New York City real estate x Best - in - class portfolio with 68% of our top 10 tenants Investment Grade (1)(2) rated x Capitalize on attractive acquisition opportunities resulting from short - term market dislocation 1 1) See Definitions in the appendix for a full description. 2) Refer to slide 13 – Top 10 Tenants for additional information. 3) In connection with the listing, the Company’s board of directors anticipates reinstating distributions to the Company’s stock hol ders based on an amount per annum equal to $0.40 per share of the Company’s common stock. The actual amount and timing of any di vidend the Company ultimately pays cannot be assured and remain subject to authorization by the Company’s board of directors. 4) Actual repurchases would be reviewed and approved by the Company’s board of directors based on management recommendations tak ing into consideration all information available at the specific time including the Company’s available cash resources (including t he ability to borrow secured by existing assets or on an unsecured basis), market capitalization, trading price and alternative uses such as acquisitions. Repurchases would typically be made on the open market in accordance with SEC rules creating a safe harbor for issuer repurchases but may also occur in privately negotiated transactions. As of March 31, 2020, the Company had cash and cash equivalents of approximately $53.2 and had total principal amount of debt outstanding of approximately 40.8% of the Company’s total assets. 5) Giving effect to this reverse stock split (but not the redemption of any fractional shares in connection therewith) as if it had occurred as of June 30, 2020, when the Company had 30,999,334 shares outstanding, 12,756,927 shares would be outstanding, 25% o f which would be listed at the commencement of trading.

Investment Highlights

NYC
NEW YORK CITY REIT

High Quality New York City Focused Portfolio	✓ NYC will be the leading "pure-play" publicly traded REIT focused on New York City real estate ✓ NYC's $863 million portfolio is diversified across eight office and retail condominium assets located primarily in Manhattan – High portfolio Occupancy[(1)] of 89% with a weighted average Remaining Lease Term[(1)] of 6.8 years as of March 31, 2020 ✓ Resilient portfolio built for long-term success ✓ NYC's top 10 tenants feature a balance of large Investment Grade rated corporate tenants and government agencies – As of March 31st, 68% of NYC's top 10 tenants were Investment Grade rated, increasing the quality and stability of earnings[(2)]
Attractive Investment Opportunity	✓ NYC's listing valuation may offer a highly attractive entry point and the ability to participate in growth of the Company as it accretively deploys capital ✓ Short-term market dislocation offers an attractive opportunity to acquire high valued assets at discounted prices ✓ Opportunity for substantial earnings growth through active lease-up initiatives across the portfolio ✓ NYC is bullish on the long-term fundamentals of New York City and believes it will continue to be the center of global commerce
Robust Operating Platform	✓ Proactive approach to asset management and leasing – Since Q4'14, total portfolio Occupancy increased from 75% to 89% due to new leases, extensions, tenant expansions and asset acquisitions – Since its acquisition in Q4'14, NYC increased Occupancy at 9 Times Square from 56% to 86%[(3)] – In July 2020, NYC executed an early 10 year lease extension with City National Bank, improving its tenure and annual gross rent[(4)] ✓ NYC has successfully grown portfolio Annualized Straight-line Rent[(1)] from $9.5 million to $62.6 million, a 43.1% CAGR from Q4'14 to Q1'20 ✓ Ability to capitalize on selective acquisitions, such as the Company's July 2019 acquisition of three retail condominium units at 196 Orchard Street for an aggregate contract sale price of $89 million ✓ Early outreach on COVID-19 allowed NYC to understand the potential impacts and challenges that faced its tenants, allowing the Company to develop mutually beneficial solutions with its tenants, resulting in nearly 84% of second quarter Cash Rent collected[(5)]
Conservative Balance Sheet	✓ Net Leverage[(1)] remains low at approximately 41%, providing financial flexibility to potentially grow the portfolio ✓ The Company has no debt maturities within the next three years and a weighted average maturity of 6.9 years, as of March 31, 2020
Experienced Management Team	✓ Proven track record with significant public REIT market experience ✓ Fully aligned management structure designed to reward strong operational performance

1) See Definitions in the appendix for a full description.
2) Refer to slide 13 – Top 10 Tenants and Definitions in the appendix for additional information.
3) Refer to slide 14 – Case Study: 9 Times Square for additional information.
4) Refer to slide 15 – Case Study: City National Bank for additional information. Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fee.
5) Refer to slide 9 – Q2 Cash Rent Collection for additional information.

2

Best-in-Class Portfolio

NEW YORK CITY REIT

NYC's portfolio of $863 million of real estate investments features a diverse tenant mix across eight mixed-use office and retail condominium buildings located in New York City

Portfolio Metrics

Metric *($ and SF in mm)*	Q1'20
Real Estate Investments, at Cost	$863.2
Number of Properties	8
Total Square Feet	1.2
Annualized Straight-line Rent	$62.6
Occupancy	89.0%
Weighted Average Lease Term Remaining	6.8

Top 10 Tenants Credit Ratings[2]



22%
10%
68%
Investment Grade
Non-Investment Grade
Not Rated

Tenant Industry Diversity[3]



Fitness 4%
Other 4%
Technology 4%
Financial Services 19%
Retail 6%
Healthcare Services 6%
Government/ Public Administration 17%
Co-Working 7%
Garage 8%
Services 11%
Non-profit 14%

Limited Lease Expiration Schedule[4]



45%
14%
12%
9%
7%
4%
3%
2%
4%
2020
2021
2022
2023
2024
2025
2026
2027
Thereafter

1) See Definitions in the appendix for a full description.
2) Ratings information is as of July 10, 2020. Weighted based on annualized straight-line rent as of March 31, 2020. NYC's top 10 tenants are 33% actual Investment Grade rated and 35% implied Investment Grade. Refer to slide 13 – Top 10 Tenants and Definitions in the appendix for additional information.
3) As of March 31, 2020. Calculated on a weighted-average basis based on square footage.
4) Based on square feet as of March 31, 2020. Lease expiration schedule adjusted for City National Bank's 10 year lease extension executed in July 2020. Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fee. Prior to the lease extension and as of March 31, 2020, City National Bank's lease expired in 2023, which would have resulted in 7% of NYC's square footage expiring in 2023 instead of 4% and 42% Thereafter instead of 45%.

3

4 Leading New York City Market Position NYC will be the leading “pure - play” publicly traded REIT focused on New York City real estate Total Portfolio SF (mm) (1) 4 New York City Office and Retail Exposure (2) New York City Office Exposure (2) Other Exposure Observatory Source: Company and peer filings as of March 31, 2020. 1) Reflects total portfolio and not pro rata square feet. 2) All metrics reflect at share ownership. NYC based on annual base rent. ESRT based on annualized revenue from Observatory and ann ualized rent for all other assets. SLG based on annualized contractual rent. PGRE based on annualized rent at share. VNO base d o n annualized NOI at share. 1.2 76.0% 99.1% 10.2 62.7% 12.3% 77.2% 12.3% 29.9 75.7% 86.2% 34.6 65.2% 83.7% 13.1 72.7% 72.7%

Well-Positioned Compared to its Peers

NEW YORK CITY REIT

NYC's top 10 tenants feature primarily Investment Grade rated tenants, complimented by a balance of tenants with attractive industry exposures and long-term leases

Strong Revenue CAGR from Q4'14 to Q1'20[(1)]



43%
5%
5%
(0%)
(4%)
NYC
ESRT
PGRE
SLG
VNO

Tenants Operating in Industries with Stable Employment[(2)]



Government
Financial Activities
45%
45%
37%
25%
12%
33%
29%
4%
30%
27%
3%
19%
17%
2%
PGRE
NYC
SLG
VNO
ESRT

Rent Expirations Through 2027[(3)]



55%
56%
57%
58%
63%
NYC
PGRE
ESRT
SLG
VNO

Share of Top 10 Tenants Investment Grade[(4)]



71%
68%
63%
48%
44%
SLG
NYC
VNO
ESRT
PGRE

Note: Company and peer metrics as of March 31, 2020. U.S. Bureau of Labor Statistics as of July 2, 2020.

1) CAGR from Q4'14 to Q1'20. NYC based on SLR. ESRT and PGRE based on annualized rent. SLG based on contractual cash rent. VNO based on estimated annualized rent determined using top 30 tenants percent of total annualized rent.

2) In June 2020, the U.S. Bureau of Labor Statistics reported that Financial Activities, Agriculture and Government had the three lowest unemployment rates of 5.1%, 5.4%, and 7.3% respectively, compared to total unemployment of 11.2%. Unemployment rates based on unemployed persons by industry, not seasonally adjusted. Industry concentration for NYC based on SLR. ESRT, PGRE and VNO based on annualized rent. SLG based on contractual cash rent. VNO reflects New York City assets only as of December 31, 2019.

3) As of March 31, 2020. Lease expiration schedule adjusted for City National Bank's 10 year lease extension executed in July 2020. Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fee. Prior to the lease extension and as of March 31, 2020, City National Bank's lease expired in 2023, which would have resulted in 58% of NYC's square footage expiring through 2027.

4) Based on annualized straight-line rent as of March 31, 2020. NYC's top 10 tenants are 33% actual Investment Grade rated and 35% implied Investment Grade rated tenants. Peer tenant percentages are only comprised of actual Investment Grade ratings.

5

6 $48 $53 $59 $63 $67 $72 $73 $73 $73 $80 24.2 27.9 22.3 24.9 29.9 28.1 22.9 28.4 32.4 31.6 5 10 15 20 25 30 35 35 40 45 50 55 60 65 70 75 80 85 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Growth of Manhattan Rent and Leasing Activity Since 2010 Manhattan Asking Rent ($ / SF) SF Leased (in millions) Robust New York City Leasing Environment The world’s largest technology companies continue to fuel New York City leasing activity at the end of 2019 and well into 2020 with large block transactions Source: CBRE “Manhattan 2019: Concluding a decade of growth on strong footing” report released on January 15, 2020 and Newmar k K night Frank “2nd Quarter Manhattan Office Market” report released on July 6, 2020. “In all scenarios I expect us to need physical spaces to get people together, absolutely. We have a lot of growth planned ahead. So even if there is some course correction, I don't think our existing footprint is going to be the issue.” Sundar Pichai, CEO Alphabet & Google “One of the things I feel is, hey, maybe we are burning some of the social capital we built up in this phase where we are all working remote. What’s the measure for that?” Satya Nadella, CEO Microsoft • Manhattan topped all US cities in leasing activity by size in 2019, led by 1,000,000+ SF new leases by tech giants Google and Fa cebook – In Q2 ‘20, several tech companies completed new leases which include TikTok, Twitch and Match Group for over 307,000 SF while Fa cebook nears completion of an additional 740,000 SF of Midtown office space • 2019 marked another multi - year high in average asking rents for Manhattan office space as large block lease transactions in midt own drove up prices – Since 2010, the average Manhattan asking rent increased by 5.8% annually – Leasing activity was slightly down in 2019 after a record setting 2018 – Midtown South and Downtown Manhattan recorded blockbuster years. Midtown South added 7.0 million SF in 2019, the best single - yea r total ever while Downtown added 7.3 million SF, the best year since 2000 • NYC management is highly confident in our belief in the long - term trends of Manhattan office which continue to see support throughout the second quarter by large lease transactions by the world’s largest tech firms Leasing Commentary 6

Resiliency of the New York City Market

NYC NEW YORK CITY REIT

A dedicated strategy towards New York City real estate crafted with market expertise, provides an opportunity to capitalize on the positive traits that differentiates New York City

High Degree of Workforce Productivity Attracts Growth

- ✓ New York City's workforce output nearly $1.8 trillion of GDP in 2019, outpacing that of any other city in the world, highlighted by a high median household income of $73,435 and a five year forecasted labor force growth of 1.3%, both higher than levels for the United States
- ✓ Beyond domestic interest in the city, foreign investments are expected to continue to be drawn into the city, seeking assets in areas with strong liquidity, leasing performance and highly educated talent
- ✓ New York City's elevated GDP output condensed in a small area, creates a highly knowledgeable workforce that contributes a higher degree of productivity, quantified by production that could be more than 50% higher than that of workers with similar backgrounds in smaller cities

New York City's Historical Endurance Uniquely Positions it to Regain its Prominence

- ✓ New York City has historically shown the ability to weather short-term adverse events and is supported by the desire of younger workers to maintain residence in the city, helping to provide a stable base of interest
- ✓ NYC believes New York City office market may experience limited, near-term, financial impact from the COVID-19 pandemic as compared to recent adverse economic events such as the Great Recession. NYC believes there will be a relatively aggressive recovery with a return to positive performance
- ✓ In response to the pandemic, the method to which businesses approach office space will force companies to adapt and innovate a workplace with less focus on densification and more focus on technically advanced health and safety systems that could elevate the city higher as firms are attracted to a tech heavy and agile city that can accommodate lasting considerations in the office environment

Contains the Most Valuable Real Estate in the Country that Won't Lose its Luster

- ✓ The COVID-19 pandemic and social distancing can potentially have an adverse impact on near-term rent trends, however, it could also have a counter effect by forcing employers to occupy more rent space to allow for more spacious employee workstations
- ✓ We believe New York City's appeal and luster, to which no other city can offer, is not at risk despite recent near-term events, staging an aggressive recovery and welcoming back of its workforce to a "new normal"

~10+ million SF

of leased space by major tech companies making New York City the leading tech city in the United States

7.7% rent growth

forecasted by CoStar in 2022 represents the highest office level since 2014 and quantifies the expected aggressive rebound New York City will benefit from

8.7% vacancy rate

currently below the New York City office 10 year average and only 40 basis points higher than a year ago

$58.5 market rent per SF

for office year-to-date 2020 which is on pace with levels for fiscal year 2019 and greater than the historical average over the last 10 years

Sources: CoStar "Office Market Report New York -NY" released on July 15, 2020 and Compass Point "Bricks & Mortar: Will New York City Lose Its Luster Due to COVID?" released on June 22, 2020.

7

8 8 0 200 400 600 800 1000 1200 Q4'14 Q4'15 Q4'16 Q4'17 Q4'18 Q4'19 Q1'20 421 W. 54th Street 400 E. 67th Street 200 Riverside Blvd. 9 Times Square 123 William Street 1140 Avenue of the Americas 8713 Fifth Avenue 196 Orchard Street Scalable Operating Platform Management remains focused on executing the Company’s acquisition and leasing strategy, including new leases, extensions and tenant expansions Cumulative Portfolio Growth Featuring Long - Term Leases Leasing Commentary x NYC continues to deliver steady revenue growth since Q4'14 by way of asset acquisitions, robust leasing activity and tenant e xpa nsion projects – Substantial total portfolio Occupancy increase from 75.5% in Q4'14 to 89.0% in Q1'20 as a result of robust leasing activity, tenant expansion projects and asset acquisitions – Leasing activity remains strong with 19 new and replacement leases completed in 2018 and an additional 19 leases completed in 2019 – Significant Remaining Lease Term remains healthy and elevated on a total portfolio basis with 6.8 years remaining as of quarter end, as compared to 7.3 years in Q4'14 driven by active tenant leasing with new, long - term leases x As of April 30, 2020, NYC executed two new leases for 25,000 square feet, resulting in Executed Occupancy (1) of 91%, representing an additional $1.6 million of annual Cash Rent x In July, NYC and City National Bank executed an early lease extension, adding 10 additional years and nearly $44 million of g ros s rent over the term of the lease (2) 226 SF 751 SF 975 SF 958 SF 1,034 SF 1,042 SF 1,035 SF 1) See Definitions in the appendix for a full description. 2) Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fe e. (square feet in thousands)

Second Quarter Cash Rent Collection

NYC NEW YORK CITY REIT

Management's proactive and focused effort in response to the COVID-19 crisis resulted in nearly 84% of second quarter Cash Rent collected with an additional 15% subject to an Approved Agreement[(1)] or under Agreement Negotiation[(2)]

Rent Collection Highlights

84% of Second Quarter Cash Rent collected

- ✓ NYC's portfolio features a balance of large Investment Grade corporate tenants including City National Bank, CVS, TD Bank, and government agencies

8% of Second Quarter Cash Rent is subject to an Approved Agreement

- ✓ We have entered into various Approved Agreements, consisting of Deferral Agreements that defer a portion of Cash Rent for some or all of the second quarter of 2020 and payment of deferred Cash Rent during 2021 and one lease amendment providing rent credits for April 1, 2020 through July 14, 2020 and a deferral of rent payable for July 15, 2020 through October 15, 2020 in exchange for a 5 year lease extension with a 12.5% increase in base rent during the extension period

7% of Second Quarter Cash Rent is currently in Agreement Negotiation

- ✓ Our proactive outreach created direct and open dialog with our tenants, allowing our team members to understand the potential challenges our tenants are facing and develop mutually agreeable resolutions

86% of Second Quarter Cash Rent Paid by Our Top 10 Tenants[(3)]

- ✓ Both Knotel and Equinox are subject to an Approved Agreement

Second Quarter Cash Rent Collection Detail



1%
7%
8%
84%
Q2'20 Cash Rent Paid
Approved Agreement
Agreement Negotiation
Other(4)

Second Quarter Cash Rent Status	April	May	June	Total Portfolio
Q2'20 Cash Rent Collected	84%	84%	83%	**84%**
Approved Agreement	8%	8%	8%	**8%**
Agreement Negotiation	7%	7%	7%	**7%**
Other	1%	1%	2%	**1%**
Total	**100%**	**100%**	**100%**	**100%**

Note: Collection data as of July 24, 2020, includes both Cash Rent paid in full and in part pursuant to an Approved Agreement or otherwise. Excludes second quarter Cash Rent or Approved Agreements approved after July 24, 2020 that would apply to second quarter Cash Rent or any Approved Agreement that would apply to third quarter Cash Rent. This information may not be indicative of any future period and remains subject to changes based ongoing collection efforts and negotiation of additional agreements. The impact of the COVID-19 pandemic on our rental revenue for the third quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict.

1) Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of Cash Rent due. The rent credit is generally coupled with an extension of the lease. As of July 24, 2020, we granted rent credits with respect to 0.45% of second quarter Cash Rent due. The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit. A "Deferral Agreement" is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due.
2) Represents active tenant discussions where no Approved Agreement has yet been reached. There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all.
3) Refer to slide 13 – Top 10 Tenants for additional information.
4) Consists of tenants who have made a partial payment and/or tenants without active communication on a potential Approved Agreement. There can be no assurance that such Cash Rent will be collected.

9

10 Conservative Capital Structure ▪ Well - Positioned for Future Growth: The Company’s balance sheet and the listing should provide NYC with liquid currency and a lower cost of capital, both of which can help the Company take advantage of what the Company believes is a short - term market dislocation in New York City real estate ▪ Higher Growth Leads to Higher Multiples: Public markets generally reward higher growth companies with higher multiples Conservative Balance Sheet New Investments Enhanced Growth Higher Multiples 10 NYC’s capital structure provides support for future growth Debt Maturities Through 2023 Net Leverage (1) Note: Company metrics as of March 31, 2020. Peer metrics based on Company filings as of the last reporting period of March 3 1, 2020. 1) For the Company, represents total mortgage notes payable, gross of $405.0 million minus cash and cash equivalents of $53.2 mi lli on divided by total real estate investments at cost of $863.2 million as of March 31, 2020. For peers, represents total debt, pl us preferred equity, minus cash and cash equivalents divided by real estate investments, at cost, as of March 31, 2020. 41% 46% 49% 54% 56% NYC PGRE ESRT SLG VNO 0% 23% 31% 47% 79% NYC ESRT PGRE VNO SLG

11 11 Real Estate Portfolio Highlights

12 12 Property Summary Note: Data as of March 31, 2020. 1) Company is currently undergoing negotiations to sell asset. Portfolio Real Estate Assets, at cost ($ mm) Occupancy Remaining Lease Term (in years) % of Annualized Straight - Line Rent % of Portfolio Square Feet 123 William Street $288.6 93% 6.5 36% 47% _ 1140 Avenue of the Americas 179.1 79% 4.3 27% 21% _ 9 Times Square 186.3 86% 7.3 17% 14% _ 196 Orchard Street 89.2 100% 12.6 10% 5% _ 400 E. 67th Street 77.0 100% 6.1 7% 5% _ 8713 Fifth Avenue 16.3 100% 5.2 2% 2% _ 200 Riverside Blvd. - ICON 20.2 100% 17.5 1% 5% _ 421 W. 54th Street – Hit Factory (1) 6.5 0% 0.0 0% 1% _ Total Portfolio $863.2 89% 6.8 100% 100% _ Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured. NYC’s portfolio is diversified across eight mixed - use office and retail condominium buildings primarily located in Manhattan

Top 10 Tenants

NEW YORK CITY REIT

NYC's top 10 tenants[1] feature a balance of large Investment Grade corporate tenants including City National Bank, CVS, and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating[2]	Q2'20 Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2*	100.0%	13.0[3]	6.9%	3.1%
Knotel	Office	Services	Not Rated	Approved Agreement	8.6	6.3%	6.1%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	Baa2*	100.0%	11.1	5.3%	5.6%
Equinox	Retail	Fitness	Caa2	Approved Agreement	13.4	4.3%	2.6%
Cornell University	Office	Healthcare Services	Aa1	100.0%	4.0	4.0%	2.5%
Dept. of Youth & Community Development	Office	Government	Aa1	100.0%	7.2	3.6%	3.5%
CVS	Retail	Retail	Baa2	100.0%	14.1	3.5%	0.9%
Waterfall Asset Management LLC	Office	Financial Services	Not Rated	100.0%	2.2	3.2%	2.2%
USA General Services Administration	Office	Government	Aaa	100.0%	2.0	3.1%	4.1%
I Love NY Gifts	Retail	Retail	Aa1*	Approved Agreement	13.9	3.0%	0.6%
*Implied Rating			68.0% IG Rated	86.4%	9.4	43.3%	31.2%

CITY NATIONAL BANK
AN RBC COMPANY
Credit Rating: Implied A2

GSA
Credit Rating: Aaa

NYC
Department of Youth & Community Development
Credit Rating: Aa1

CVS pharmacy
Credit Rating: Baa2

Weill Cornell Medicine
Credit Rating: NR

Note: Data as of March 31, 2020 unless otherwise noted.
1) Weighted based on annualized straight-line rent as of March 31, 2020.
2) Ratings information as of July 10, 2020. Weighted based on annualized straight-line rent. NYC top 10 tenants are 33% actual Investment Grade ("IG") rated and 35% implied Investment Grade.
3) City National Bank Remaining Lease Term reflects the effect of the early lease extension in July 2020. Refer to slide 15 – Case Study: City National Bank for additional information. Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fee.

13

14 14 56% 53% 56% 64% 84% 90% 86% 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 30% 40% 50% 60% 70% 80% 90% Q4'14 Q4'15 Q4'16 Q4'17 Q4'18 Q4'19 Q1'20 Occupancy Weighted Average Remaining Lease Term Case Study: 9 Times Square Substantial Lease - Up of 9 Times Square years Since Q4'14, Annualized Straight - Line Rent Increased from $4 million to $10 million x NYC purchased 9 Times Square in Q4'14 and strategically developed a robust strategy to lease - up the property from its original Occupancy at acquisition of 55.7% – Since Q4'14, Occupancy at 9 Times Square increased from 55.7% to 85.8% x In 2017, NYC executed a new lease with Knotel for over 26,000 SF, increasing Occupancy by 15.7% and adding nearly $1.5 million of Annualized Straight - Line Rent – Subsequently, NYC executed a second lease with Knotel in 2018, expanding the tenant’s space by 8,800 SF and adding an additional $0.5 million to Annualized Straight - Line Rent revenue x In Q4 ‘18, NYC completed a new lease with “I love NY” gift shop, bringing an iconic New York City brand into prime Times Square retail space

15 15 Case Study: City National Bank x NYC recently executed an attractive, early 10 year lease extension with City National Bank (“CNB”), one of the Company’s anchor tenants located at 1140 Avenue of the Americas – In 2015, City National Bank was acquired by the Royal Bank of Canada, a leading global and investment grade rated bank – CNB has been in business since 1954 and is the 36 th largest bank in the United States as of March 31, 2020 x The early lease extension will add an additional 10 years (1) of term to the lease and $4.4 million of annual gross rent – The extension presented NYC with an attractive opportunity to lock - in long - term value given the low deal costs and long - term upside x The early lease extension cements the long - term value of 1140 Avenue of the Americas with a long - term lease to a strong, investment grade rated tenant Early 10 year Lease Extension Cements Long - Term Asset Value Credit Rating: Implied A2 1) Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fe e. Summary of Lease Extension Terms As of March 31, 2020 ($ and SF in 000's) Old Lease New Lease Outcome Lease Term Remaining 3.2 Years 13.2 Years Increased lease term by 10 years Expected Rent Remaining $14,407 $58,334 Increased expected gross rent by $44 million over the term of the lease Square Feet* 35.6 35.6 No change Rent / Square Feet 120.8 123.5 Increase in rent per SF through the term of the lease *Tenant has the option of expanding current space by 12,750 SF in exchange for Company funding additional tenant improvements and tenant paying additional rent.

16 Financial Highlights

17 17 Capital Structure and Q1'20 Results 1) See Definitions in the appendix for a full description. 2) See appendix for Non - GAAP reconciliations. 3) At closing, there will be zero availability under the revolver until such time as the Company seeds the borrowing base with q ual ified collateral assets. NYC maintains a conservative balance sheet with Net Leverage of 40.8% and no debt maturities within the next 3 years Capital Structure x NYC maintains a conservative capital structure with fixed rate, long - term mortgage debt – At listing, the company expects to have a commitment for a new revolving credit facility (3) x NYC’s Net Leverage of 40.8% provides room to fund future accretive acquisitions or other potential uses x Dividend level implies a payout ratio that is within the range of the Company’s peers Q1'20 Results ($ mm) Q1'20 Revenue from Tenants $17.5 Funds from Operations (1)(2) $0.7 Cash NOI (1)(2) $8.4 Key Capitalization Metrics ($ and shares in mm) Q1'20 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.35% Total Debt $405.0 Net Debt (1) $351.8 Real estate assets, at cost $863.2 Net Leverage (1) 40.8% Diluted Shares Outstanding / Split Adjusted 31.0 / 12.8 Debt Maturity Schedule $55.0 $99.0 $140.0 $60.0 $51.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030+

Estimated NAV Per Share of $49.23 Adjusted for Reverse Split(1)

NYC
NEW YORK CITY REIT

Duff & Phelps, an independent third-party valuation firm, performed appraisals on each real estate asset in NYC's portfolio, helping to determine the Company's estimated Net Asset Value of $49.23(1)

- Duff & Phelps, performed detailed appraisals on each real estate asset in NYC's portfolio using three separate valuation methods:
  - Income Capitalization Approach
  - Market or Sales Comparison Approach
- The independent members of the Board of Directors made the final determination regarding NYC's estimated NAV
- The table below summarizes the individual components of the Estimated NAV and the effect of a 2.43-to-1 reverse stock split

(amounts per share, except real estate assets in millions)	**2.43-to-1 Reverse Stock Split Adjusted NAV(1)**
Real Estate Assets	*(Low end - high end D&P market values)*
1140 Avenue of the Americas	$184.20 - $200.70
Laurel Condominium (400 E. 67th Street)	77.70 - 84.00
Hit Factory (421 W. 54th Street)	7.70 - 8.40
ICON Garage (200 Riverside Blvd.)	9.90 - 10.70
123 William Street	360.20 - 391.40
9 Times Square	206.10 - 224.00
8713 Fifth Avenue	16.60 - 17.90
Total Real Estate Assets	$71.17
Other Assets	$8.29
Fair Value of Debt	($29.35)
Other Liabilities	($0.89)
Shares Outstanding	12,755,126
Estimated Per-Share NAV	**$49.23**

- Once listed, NYC will no longer publish an estimated NAV per share as the market price for NYC's shares will serve as the value presented on client account statements

Note: Estimated per share Net Asset Value does not represent the price at which shares of common stock will trade on the NYSE after listing or the value a stockholder could realize on an investment in the Company under other circumstances. Further, Estimated per share NAV was calculated as of a specific date over a year ago and has not been updated over time to reflect the effect of factors that could affect the value of an investment in the Company, including changes in the Company's cash and other assets as well as debt and other liabilities since June 30, 2019. For a full description of the methodologies and assumptions, as well as certain qualifications, used to value the Company's assets and liabilities in connection with the calculation of Estimated per share NAV, see the Company's Current Report on Form 8-K dated October 25, 2019 filed with the SEC.

1) On October 24th, 2019, NYC published an updated estimated NAV equal to $20.26 per share based on an estimated fair value of the Company's assets less the estimated fair value of the Company's liabilities, divided by 30,994,977 shares of common stock outstanding on a fully diluted basis as of June 30, 2019. Estimated NAV per share of $49.23 per share reflects the published NAV per share on October 24th, 2019 adjusted for the 18.2 million decrease of fully diluted common shares outstanding for the effect of a reverse 2.43-to-1 reverse stock split.

18

Potential Impact of Index Inclusions

NYC
NEW YORK CITY REIT

An index inclusion should provide incremental liquidity and also potentially increase demand for shares after listing

Select Major Indices

MSCI US REIT Index (RMS / RMZ)

Select requirements:

- REIT tax status
- Generally $100mm market cap or higher
  - "Fast-track" IPOs eligible for minimum float-adjusted market cap of $2bn
- Excludes mortgage REITs and only includes selected specialized REITs

Inclusion Dates: May and November of each year

Minimum Trading: Generally, three months prior to inclusion date

Russell 2000 / Russell 3000

Select requirements:

- Market cap over $30mm
- 5% of float tradable, stock priced over $1.00
- Average daily trading volume must exceed global median

S&P SmallCap 600

Select requirements:

- Market cap of between $600mm and $2.4bn
- Public float of at least $300mm
- Positive as-reported earnings for the most recent quarter (the most recent 4 quarters summed)
- Adequate liquidity[2]

Impacts of a Potential Index Inclusion

- **Index inclusions can provide significant inflows from institutional funds**
  - Inflows provide additional demand for shares
  - Key index investors include Vanguard, Blackrock, Charles Schwab, and State Street
  - Institutional investors often become some of the largest stockholders following index inclusion
- **The MSCI US REIT Index ("RMZ") includes 99% of the public U.S. REIT market capitalization**
  - No guarantee of inclusion at a given time, but precedent listings of comparable size suggest NYCR could be eligible for inclusion in November 2020
- **The Russell U.S. Indices have over $9 trillion in institutional indices benchmarked against them**
  - Stocks that are added or removed from indices typically see trading volume increase 45 times higher than average on the rebalancing date (annually in June)

Recent Non-Traded REIT Listings

In four previous NTR listings[1], the REITs witnessed substantial inflows after the RMZ inclusion took effect

- **Top institutional buyers increased their positions on average by over $200mm, or ~9% of total shares outstanding in the quarter of index inclusion**

Source: Index websites.

1) American Finance Trust, Inc. (Nasdaq: AFIN); Global Net Lease, Inc.(NYSE: GNL); Healthcare Trust of America, Inc. (NYSE: HTA); and Columbia Property Trust, Inc. (NYSE: CXP)

2) Ratio of annual dollar value traded to float-adjusted market cap of at least 1.00, minimum of 250,000 shares traded in each of the six months leading up to evaluation.

19

20 20 Management and Board of Directors

21 21 Experienced Management Team Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opport uni ties for all AR Capital - sponsored investment programs ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of New York City REIT in September 2019 ▪ Currently serves as Chief Financial Officer of Global Net Lease, Inc. (NYSE: GNL) ▪ Past experience includes accounting positions with Goldman Sachs and KPMG Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating and closing AR Global’s real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during profes sional career Boris Korotkin Senior Vice President of Capital Markets ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Zachary Pomerantz Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former Asset Manager for New York REIT, Inc., a nearly 2 million square foot portfolio of New York City properties

22 22 Board of Directors Michael Weil | Director and Executive Chairman ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital - sponsored investment programs ▪ Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Lee Elman | Independent Director and Audit Committee Chairman ▪ Independent director of the Company since February 2016 ▪ Founder & President of Elman Investors Inc., an international real - estate investment bank ▪ 40+ years of real estate investment experience in the US and abroad ▪ Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs Abby Wenzel | Independent Director ▪ Ms. Wenzel was a member of the law firm of Cozen O’Conner, resident in the New York Office from April 2009 until her retirement in June 2019. Ms. Wenzel practiced in in the Real Estate Group and capital markets practice area, focusing on capital markets, finance and sale leaseback transactions ▪ Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block, LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009 Elizabeth Tuppeny | Lead Independent Director ▪ Chief Executive Officer and founder of Domus, Inc., since 1993 ▪ 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies ▪ Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games Strong Corporate Governance x Majority independent Board of Directors, with additional oversight provided by an audit committee comprised solely of independent directors x PricewaterhouseCoopers LLP currently acts as the independent auditor for NYC x NYC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures x Management and shareholders fully aligned to compensate based on operational outperformance

23 23 Fully Aligned Management Structure Fixed Base Management Fee $6.0 million annually Incremental Base Management Fee 1.25% of the net proceeds from any equity issuances Variable Management Fee 15% of quarterly Core Earnings over $0.1458 per share (2) , plus 10% of quarterly Core Earnings over $0.1944 per share (2) Reimbursements Annual cap of (i) $3 million or (ii) 0.40% of Asset Cost when assets under management are greater than $1.25 billion Acquisition Fee None Disposition Fee None Financing Fee None x Management structure fully aligned to compensate based on operational outperformance, increasing value to shareholders x The Company is supported by a financial accounting and reporting team, and maintains financial reporting processes, controls and procedures x AR Global has sponsored or co - sponsored 15 REITs which have acquired over $40 billion of real estate assets since 2006 x The audit, compensation, nominating and corporate governance committees are completely comprised of independent directors (1) Performance Alignment Experience Operational Efficiencies Corporate Governance Key Management Agreement Terms Management structure aligned to compensate based on operational outperformance, in turn delivering increased value to shareholders 1) Compensation and nominating and corporate governance committees to be established at listing in accordance with NYSE rules. I n a ddition to the audit committee, the Company currently has a conflicts committee. The conflicts committee will be dissolved at listing, with the nominating and corporate governance committee succeeding to all responsibilities related to related party t ran saction. 2) Adjusted to give effect to 2.43 - 1 reverse stock split prior to listing.

24 24 Appendix

25 25 Definitions Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Approved Agreement : Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of Cash Rent due . The rent credit is generally coupled with an extension of the lease . As of July 24 , 2020 , we granted rent credits with respect to 0 . 45 % of second quarter Cash Rent due . The terms of the lease amendments providing for rent credits differ by tenant in terms of the length, amount of the credit and also includes credits and deferrals that impact both second and third quarter Cash Rent . A “Deferral Agreement” is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due . Agreement Negotiation : Represents active tenant discussions where no Approved Agreement has yet been reached . There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to a Deferral Agreement . Executed Occupancy : Includes Occupancy as of March 31 , 2020 as defined below as well as all leases executed by both parties as of April 30 , 2020 where the tenant has yet to take possession as of such date . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”) . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO . Our FFO calculation complies with NAREIT’s definition . Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of July 10 , 2020 . Net Debt : Total debt of $ 405 . 0 million less cash and cash equivalents of $ 53 . 2 million as of March 31 , 2020 . Net Leverage : For the Company, represents total mortgage notes payable, gross of $ 405 . 0 million minus cash and cash equivalents of $ 53 . 2 million divided by total real estate investments at cost of $ 863 . 2 million as of March 31 , 2020 . For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by real estate investments, at cost, as of March 31 , 2020 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line rent as of the date or period end indicated .

26 26 Reconciliation of Non - GAAP Metrics: Cash NOI (in thousands) Three Months Ended March 31, 2020 Three Months Ended March 31, 2019 Net Loss (in accordance with GAAP) $ (6,788) $ (4,584) Other income (119) (154) General & Administrative 2,019 1,931 Asset and property management fees to related parties 1,998 1,548 Depreciation & Amortization 7,519 7,414 Interest Expense 4,832 3,560 Accretion of below - and amortization of above - market lease liabilities and assets, net (362) (467) Straight - line rent (revenue as a lessor) (691) (1,411) Straight - line ground rent (expense as lessee) 27 27 Cash NOI $ 8,435 $ 7,864 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

27 27 Reconciliation of Non - GAAP Metric: FFO (in thousands) Three Months Ended March 31, 2020 Three Months Ended March 31, 2019 Net Loss (in accordance with GAAP) $ (6,788) $ (4,584) Depreciation and amortization 7,519 7,414 FFO (As defined by NAREIT) $ 731 $ 2,830 Funds From Operations (FFO) Reconciliation Schedule

28 28 Legal Notices

29 29 Important Information References in this presentation to the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc. (“NYC”) and its cons oli dated subsidiaries. This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of th e data contained in these industry publications, reports and peer company public filings. These estimates and information involve a num ber of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The industry in whi ch we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Fa ctors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Repo rt on Form 10 - K filed with the SEC on March 19, 2020, the Company’s Quarterly Report on Form 10 - Q filed with the SEC on May 14, 2020 a nd the Company's subsequent Quarterly Reports on Form 10 - Q filed with the SEC. These and other factors could cause results to diff er materially from those expressed in these publications and reports.

Forward Looking Statements

NEW YORK CITY REIT

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. You can identify forward-looking statements by the use of forward looking terminology such as "believes," "expects," "may," "will," "would," "could," "should," "seeks," "intends," "plans," "projects," "estimates," "anticipates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 19, 2020, the Company's Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020 and subsequent quarterly reports, as well as other filings with the SEC, including the Company's Current Report on Form 8-K filed with the SEC on May 19, 2020. Forward-looking statements speak as of the date they were made and we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"); as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor's compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results;
- Once listed, the trading price of our Class A common stock will likely be impacted by numerous factors and may be volatile. There can be no assurance as to the price at which our Class A common stock will trade once trading commences.
- We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants;
- We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations;
- Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area, especially New York City;
- We are subject to risks associated with civil unrest, a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses;
- We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates;
- We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes;
- Because investment opportunities that are suitable for us may also be suitable for other AR Global-advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders;
- Our ability to fund future acquisitions, share repurchases, payments of dividends, capital expenditures or other capital needs will depend on, among other things, the amount of cash we are able to generate from our operations, which is dependent, among other things, on the impact of the COVID-19 pandemic on our tenants and other factors outside our control, and our ability to access capital from outside sources, which may not be available on favorable terms, or at all.
- If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives, or pay distributions; and
- As of March 31, 2020, we owned only eight properties and therefore have limited diversification.